EXHIBIT 10.6

COMMENCEMENT DATE AGREEMENT

1.0    PARTIES

THIS AGREEMENT made the 26th day of March 2013 is by and between 14 SYLVAN REALTY L.L.C. (hereinafter "Lessor") whose address is c/o Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837 and WYNDHAM WORLDWIDE OPERATIONS, INC. (hereinafter "Lessee") whose address is 22 Sylvan Way, Parsippany, New Jersey.

2.0    STATEMENT OF FACTS

2.1    Lessor and Lessee entered into a Lease dated August 5, 2011 (hereinafter "Lease") setting forth the terms of occupancy by Lessee of approximately 203,000 rentable square feet on consisting of the entire building (hereinafter "Premises") at 14 Sylvan Way, Parsippany, New Jersey (hereinafter "Building"); and

2.2    The Term of the Lease is for fifteen (15) years and three (3) months from the Rent Commencement Date, with the Commencement Date of the initial Term being defined in the Preamble to the Lease as being subject to change under the terms of the Lease, including, but not limited to, Articles 27 and 43 thereof; and

2.3    It has been determined in accordance with the provisions of Articles 27 and 43 of the Lease that February 5, 2013 is the Commencement Date of the Term of the Lease, and May 5, 2014 is the Rent Commencement Date; and

2.4    The parties desire to adjust the rentable square footage pursuant to Paragraph 2 of the Preamble to the Lease; and

2.5    The parties desire to amend certain terms of the Lease as set forth below.

3.0    STATEMENT OF TERMS

NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, it is agreed:

3.1    The Commencement Date of the Term of the Lease is February 5, 2013 and the Expiration Date thereof is August 31, 2029 and the Lease Preamble Articles 3 and 6 shall be deemed modified accordingly. The Rent Commencement Date shall be deemed May 5, 2014 and Lessee's obligation to commence paying Additional Rent pursuant to Article 23 of the Lease shall be deemed November 5, 2013. The parties agree that notwithstanding the Commencement Date and Rent Commencement Date of the Lease, the work listed on Exhibit A attached hereto and made a part hereof remains to be completed by Lessor.

3.2    It has been determined, in accordance with Paragraph 2 of the Preamble to the Lease, the rentable square footage of the Building is 203,506 rentable square feet, and Paragraph 2 of the Preamble shall be deemed supplemented accordingly.

3.3    Article 7 of the Preamble shall be deemed modified as follows:

[Rent schedule is on the following page.]

Term	Yearly Rate	Monthly Installments	Per Square Foot Per Annum
*May 5, 2014 - May 31, 2015	$4,983,861.94	$415,321.83	$24.49
June 1, 2015 - May 31, 2016	$5,071,369.52	$422,614.13	$24.92
June 1, 2016 - May 31, 2017	$5,160,912.16	$430,076.01	$25.36
June 1, 2017 - May 31, 2018	$5,250,454.80	$437,537.90	$25.80
June 1, 2018 - May 31, 2019	$5,342,032.50	$445,169.38	$26.25
June 1, 2019 - May 31, 2020	$5,435,645.26	$452,970.44	$26.71
June 1, 2020 - May 31, 2021	$5,531,293.08	$460,941.09	$27.18
June 1, 2021 - May 31, 2022	$5,626,940.90	$468,911.74	$27.65
June 1, 2022 - May 31, 2023	$5,726,658.84	$477,221.57	$28.14
June 1 , 2023 - May 31, 2024	$5,826,376.78	$485,531.40	$28.63
June 1 , 2024 - May 31, 2025	$5,928,129.78	$494,010.82	$29.13
June 1, 2025 - May 31, 2026	$6,031,917.84	$502,659.82	$29.64
June 1, 2026 - May 31, 2027	$6,137,740.96	$511,478.41	$30.16
June 1 , 2027 - May 31, 2028	$6,245,599.14	$520,466.60	$30.69
June 1, 2028 - May 31, 2029	$6,355,492.38	$529,624.37	$31.23
**June 1, 2029 - August 31, 2029	$6,467,420.68	$538,951.72	$31.78
* In furtherance of the foregoing and for clarification purposes, Lessee's obligation to pay Fixed Basic Rent for the period commencing May 5, 2014 through and including May 31, 2014 is $361,731.92.
** In furtherance of the foregoing and for clarification purposes, Lessee's obligation to pay Fixed Basic Rent for the period commencing June 1, 2029 through and including August 31, 2029 is $1,616,855.16.

3.4    Paragraph 5 of Exhibit D to the Lease shall be amended by deleting "SEVEN MILLION NINE HUNDRED FIFTY-SEVEN THOUSAND SIX HUNDRED AND 00/100 DOLLARS ($7,957,600.00)" and substituting ''SEVEN MILLION NINE HUNDRED SEVENTY-SEVEN THOUSAND FOUR HUNDRED THIRTY-FIVE AND 20/1 00 DOLLARS ($7,977,435.20)" in place thereof.

3.5    Paragraph 5c. of Exhibit D to the Lease shall be amended by deleting "ONE MILLION ONE HUNDRED NI NETY-THREE THOUSAND SIX HUNDRED FORTY AND 00/1 00 DOLLARS ($1,193,640.00)'' in the third (3rd) paragraph, and substituting “ONE MILLION ONE HUNDRED NINETY-SIX THOUSAND SIX HUNDRED FIFTEEN AND 28/100 DOLLARS ($1,196,615.28)'' in place thereof and by deleting "TWO MILLION THIRTY THOUSAND AND 00/100 DOLLARS ($2,030,000.00)" in the fifth (5th) paragraph and substituting "TWO MILLION THIRTY-FIVE THOUSAND SIXTY AND 00/100 DOLLARS ($2,035,060.00)" in place thereof.

3.6    Article 30 c. of the Lease shall be amended by deleting the last sentence beginning with "Any'' and ending with "Premises,'' in its entirety and substituting the following in place thereof:
“The insurance secured by Lessee as per this Lease is primary insurance and any insurance secured by Lessor is excess and contingent for the benefit of Lessor only."

3.7    Article 44 of the Lease is hereby amended to reflect that a copy of all notices to Lessee shall also be sent to the following address in the same manner required under said Article: Fox Rothschild LLP, 75 Eisenhower Parkway, Suite 201, Roseland, New Jersey 07068, Attn: Grace J. Shin.

3.8    Mack-Cali Realty, L.P. hereby confirms that the Guaranty of Completion dated August 5, 2011 remains in full force and effect, except that the Tenant Improvement Allowance referenced in Paragraph C. of the Recitals shall be amended by deleting "$7,957,600.00" and substituting "$7,977,435.20" in place thereof.

3.9    Lessor and Lessee represent to each other that no broker brought about this transaction, except for Wyndham Vacation Resorts, Inc., and each party agrees to indemnify and hold the other harmless from any and all claims of any other broker arising out of or in connection with negotiations of, or entering into of this Agreement.

3.10    Except as expressly amended herein, the Lease, as amended, shall remain in full force and effect as if the same had been set forth in full herein, and Lessor and Lessee hereby ratify and confirm all of the terms and conditions thereof.

3.11    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

3.12    Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

[Signature page follows.]

IN WITNESS THEREOF, Lessor and Lessee have hereunto set their hands and seals the date and year first above written and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Agreement.

LESSOR:
14 SYLVAN REALTY L.L.C.

By:	Mack-Cali Realty L.P., its Sole Member

Mack-Cali Realty Corporation, its General Partner
/s/ Mitchell E. Hersh
President and Chief Executive Officer

LESSEE:
WYNDHAM WORLDWIDE OPERATONS, INC.

By:	/s/ Frank Camapna
Name:	Frank Campana
Title:	Senior Vice President

The undersigned hereby confirms and agrees to the modification to the Guaranty of Completion dated August 5, 201 1 as provided in Paragraph 3.8 above.

MACK-CALI REALTY, L.P.

By:	Mack-Cali Realty Corporation, its general partner
	By:	/s/ Mitchell E. Hersh
Mitchell E. Hersh
President and Chief Executive Officer

Guarantor hereby confirms that the Guaranty of Lease executed in connection with the Lease (as such Lease is am ended by this Commencement Date Agreement) remains in full force and effect.

GUARANTOR:
WYNDHAM WORLDWIDE CORPORATION

By:	/s/ Andrea M. Matter
Name:	Andrea M. Matter
Group Vice President

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